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INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Municipal Strategy Fund, Inc.:


     We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-19479 of our report dated December 9, 1996 and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Princeton, New Jersey

January 30, 1997